Exhibit 10.11

PROMISSORY NOTE

(Whetstone)

$25,147,500.00	May 20, 2015

FOR VALUE RECEIVED, BR-TBR WHETSTONE OWNER, LLC, a Delaware limited liability company with an address of 1575 Northside Drive, Building 100, Suite 200, Atlanta, GA 30318 (“Borrower”), hereby promises to pay to the order of KeyBank National Association, a national banking association having an address at 225 Franklin Street, 18th Floor, Boston, Massachusetts 02110 (together with any and all of its successors and assigns and/or any other holder of this Note, “Lender”), without offset, in immediately available funds in lawful money of the United States of America, the principal sum of TWENTY-FIVE MILLION ONE HUNDRED FORTY-SEVEN THOUSAND FIVE HUNDRED AND NO/100 DOLLARS ($25,147,500.00) (or the unpaid balance of all principal advanced against this Note, if that amount is less), together with interest on the unpaid principal balance of this Note from day to day outstanding as hereinafter provided.

Section 1         Payment Schedule and Maturity Date. Prior to maturity, accrued and unpaid interest shall be due and payable in arrears on the first (1st) day of each month commencing on June 1, 2015. The entire principal balance of this Note then unpaid, together with all accrued and unpaid interest and all other amounts payable hereunder and under the other Loan Documents (as hereinafter defined), shall be due and payable in full on the earlier to occur of (a) May 18, 2016 or (b) any earlier date that the indebtedness evidenced by this Note shall become due and payable as provided herein or in the Loan Agreement (as defined in Section 2 below) (the earlier to occur of clauses (a) or (b) is referred to herein as the “Maturity Date”).

Section 2         Security; Loan Documents. The loan evidenced by this Note is described in the Loan Agreement between Borrower and Lender of even date herewith (as the same may from time to time be amended, restated, modified or supplemented, the “Loan Agreement”) and all other documents now or hereafter securing, guaranteeing or executed in connection with that loan evidenced by this Note (the “Loan”) (as the same may from time to time be amended, restated, modified or supplemented, are herein sometimes called individually a “Loan Document” and together the “Loan Documents”). All defined terms used herein which are not defined herein shall have the same definition as set forth in the Loan Agreement. The security for this Note includes the Security Documents.

Section 3          Interest Rate.

(a)      Interest Rate and Monthly Interest Rate. The unpaid principal balance of this Note from day to day outstanding which is not past due, shall bear interest at a fluctuating rate of interest per annum equal to the Adjusted LIBOR Rate for the applicable LIBOR Rate Interest Period (“Interest Rate”). At the end of each LIBOR Rate Interest Period a new Adjusted LIBOR Rate will automatically go into effect for a new LIBOR Rate Interest Period.

(b)      Alternative Rates. If Lender determines that no adequate basis exists for determining the LIBOR Rate or that any applicable Law or regulation or compliance therewith by Lender prohibits or restricts or makes impossible the charging of interest based on the LIBOR Rate and Lender so notifies Borrower, then until Lender notifies Borrower that the circumstances giving rise to such suspension no longer exist, all amounts bearing interest at an Adjusted LIBOR Rate that are so affected shall automatically bear interest at the Adjusted Base Rate, either (i) on the last day of the corresponding LIBOR Rate Interest Period (if Lender determines that it may lawfully continue to fund and maintain the affected amounts bearing interest at the Adjusted LIBOR Rate to such day); or (ii) immediately (if Lender determines that it may not lawfully continue to fund and maintain the affected amounts bearing interest at the Adjusted LIBOR Rate to such day) and in such case Borrower shall pay to Lender the LIBOR Breakage Fee, if any, pursuant to Section 4(b) hereof. If the interest rate has changed pursuant to this Section 3(b), then the definition of the Interest Rate shall change to apply to the interest rates set forth in this Section 3(b).

(c)      Default Rate. If Borrower shall fail to make any payment under the terms of this Note (other than payment due on the Maturity Date) within 10 days after payment is due, such amount shall thereafter bear interest at the Default Rate (as defined below) to the fullest extent permitted by applicable Law. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable on demand, at a fluctuating rate per annum (the “Default Rate”) equal to the higher of (a) the Adjusted Base Rate plus four hundred (400) basis points or (b) the Adjusted LIBOR Rate plus four hundred (400) basis points, but in no event shall the Default Rate exceed the highest rate permitted by Massachusetts Law.

(d)      Increased Cost and Reduced Return. If at any time after the date hereof, Lender (which shall include, for purposes of this Section 3(d), any corporation controlling Lender) determines in good faith that the adoption or modification of any applicable Law regarding taxation, Lender’s required levels of reserves, deposits, insurance or capital (including any allocation of capital requirements or conditions), or similar requirements, or any interpretation or administration thereof by any tribunal or compliance by Lender with any of such requirements, has or would have the effect of (i) increasing Lender’s costs related to the Indebtedness (defined below), or (ii) reducing the yield or rate of return of Lender on the principal, to a level below that which Lender could have achieved but for the adoption or modification of any such requirements, Borrower shall, within fifteen (15) days of any written request by Lender, pay to Lender such additional amounts as (in Lender’s sole but reasonable judgment, after good faith and reasonable computation) will compensate Lender for such increase in costs or reduction in yield or rate of return of Lender. No failure by Lender to immediately demand payment of any additional amounts payable hereunder shall constitute a waiver of Lender’s right to demand payment of any such amounts at any subsequent time. Nothing herein contained shall be construed or shall so operate as to require Borrower to pay any interest, fees, costs or charges greater than is permitted by applicable Law.

(e)      Computations and Determinations. All interest shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day). Lender shall determine each interest rate applicable to the principal balance on any advance made under this Note in accordance with this Note and its determination thereof shall be conclusive in the absence of manifest error. The books and records of Lender shall be conclusive evidence, in the absence of manifest error, of all sums owing to Lender from time to time under this Note, but the failure to record any such information shall not limit or affect the obligations of Borrower under the Loan Documents.

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(f)       Additional Defined Terms. In addition to other terms defined herein, as used herein the following terms shall have the meanings indicated, unless the context otherwise requires:

“Adjusted Base Rate” means an interest rate per annum equal to the greater of (a) the Base Rate, plus the Base Rate Margin, or (b) the LIBOR Rate Margin. Any change in the Adjusted Base Rate shall be effective immediately from and after a change in the Adjusted Base Rate (or the Federal Funds Effective Rate, as applicable).

“Adjusted LIBOR Rate” means for any LIBOR Rate Interest Period, an interest rate per annum equal to (a) the rate obtained by dividing (x) the LIBOR Rate for such LIBOR Rate Interest Period by (y) one (1.00) minus the Reserve Percentage for such LIBOR Interest Rate Period plus (b) the LIBOR Rate Margin.

“Base Rate” means for any day, a fluctuating interest rate per annum as shall be in effect from time to time which rate per annum shall at all times be equal to the greatest of:

(i)          the rate of interest established by KeyBank National Association, from time to time, as its “prime rate,” whether or not publicly announced, which interest rate may or may not be the lowest rate charged by it for commercial loans or other extensions of credit:

(ii)         the Federal Funds Rate in effect from time to time, determined one Business Day in arrears, plus 1/2 of 1% per annum; and

(iii)        the then applicable LIBOR Rate for one month interest periods plus 1.00% per annum.

“Base Rate Margin” means one hundred (100) basis points.

“Business Day” means a day of the year on which banks are not required or authorized to close in Cleveland, Ohio, Boston, Massachusetts, or New York, New York.

“Federal Funds Rate” means, for any day, the rate per annum announced by the Federal Reserve Bank of Cleveland on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the “Federal Funds Effective Rate.”

“Indebtedness” means any and all of the indebtedness to Lender evidenced, governed or secured by or arising under this Note or any other Loan Document.

“Laws” means all constitutions, treaties, statutes, laws, ordinances, regulations, rules, orders, writs, injunctions, or decrees of the United States of America, any state or commonwealth, any municipality, any foreign country, any territory or possession, or any Tribunal.

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“LIBOR Business Day” means a Business Day on which dealings in U.S. dollars are carried on in the London Interbank Market.

“LIBOR Rate” means for any LIBOR Rate Interest Period, the actual rate as shown by Reuters at which deposits in U.S. dollars are offered by first class banks in the London Interbank Market at approximately 11:00 a.m. (London time) on the day that is two (2) LIBOR Business Days prior to the first day of such LIBOR Rate Interest Period with a maturity approximately equal to such LIBOR Rate Interest Period and in an amount approximately equal to the amount to which such LIBOR Rate Interest Period relates, adjusted for reserves and taxes if required by future regulations. If Reuters no longer reports such rate or Lender determines in good faith that the rate so reported no longer accurately reflects the rate available to Lender in the London Interbank Market, Lender may select a replacement index.

“LIBOR Rate Interest Period” means with respect to each amount bearing interest at the Adjusted LIBOR Rate, the period commencing on the date such amount is disbursed, continued or converted, and ending on the date one (1) month thereafter; provided that:

(i)          Each LIBOR Rate Interest Period must commence on a LIBOR Business Day;

(ii)         In the case of the continuation of the Adjusted LIBOR Rate, the LIBOR Rate Interest Period applicable after the continuation of such amount shall commence on the last day of the preceding LIBOR Rate Interest Period;

(iii)        The last day for each LIBOR Rate Interest Period and the actual number of days during the LIBOR Rate Interest Period shall be determined by Lender using the practices of the London Interbank Market; and

(iv)        No LIBOR Rate Interest Period shall extend beyond the Maturity Date, and any LIBOR Rate Interest Period which begins before the Maturity Date and would otherwise end after the Maturity Date shall instead end on the Maturity Date.

“LIBOR Rate Margin” means two hundred (200) basis points.

“Note” means this promissory note, and any renewals, extensions, amendments or supplements hereof.

“Potential Default” means any condition or event which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

“Reserve Percentage” means for any LIBOR Rate Interest Period, that percentage which is specified three (3) Business Days before the first day of such LIBOR Rate Interest Period by the Board of Governors of the Federal Reserve System (or any successor) or any other governmental or quasi-governmental authority with jurisdiction over Lender for determining the maximum reserve requirement (including, but not limited to, any marginal reserve requirement) for Lender with respect to liabilities consisting of or including (among other liabilities) Eurocurrency liabilities in an amount equal to that portion of the Loan affected by such LIBOR Rate Interest Period and with a maturity equal to such LIBOR Rate Interest Period.

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“Tribunal” means any state, commonwealth, federal, foreign, territorial or other court or governmental department, commission, board, bureau, district, authority, agency, central bank, or instrumentality, or any arbitration authority.

Section 4          Prepayment. (a) Borrower may prepay the principal balance of this Note, in full at any time or in part from time to time, without fee, premium or penalty, except as set forth in Subsection (b) below, provided that: (i) Lender shall have actually received from Borrower prior written notice of (A) Borrower’s intent to prepay, (B) the amount of principal which will be prepaid (the “Prepaid Principal”), and (C) the date on which the prepayment will be made; (ii) each prepayment shall be in the amount of $1,000 or a larger integral multiple of $1,000 (unless the prepayment retires the outstanding balance of this Note in full); and (iii) each prepayment shall be in the amount of 100% of the Prepaid Principal, plus accrued unpaid interest thereon to the date of prepayment, plus any other sums which have become due to Lender under the Loan Documents on or before the date of prepayment but have not been paid.

(b)          In the event that Borrower is paying interest hereunder based on the LIBOR Rate, Borrower shall have the right at any time and from time to time to prepay this Note in full or in part, and Borrower shall pay to Lender a breakage fee (the “LIBOR Breakage Fee”) in an amount computed as follows if such prepayment is made on any day other than the last day of the LIBOR Rate Interest Period for the Prepaid Principal: the cost to Lender of re-employing funds bearing interest based on the LIBOR Rate, incurred (or expected to be incurred) in connection with (i) any payment of any portion of the Note bearing interest based on the LIBOR Rate prior to the termination of any applicable LIBOR Rate Interest Period, or (ii) the conversion of the LIBOR Rate to any other applicable interest rate on a date other than the last day of the relevant LIBOR Rate Interest Period. If at any time Lender makes demand under this Note for payment in full while a LIBOR Rate is in effect, then any LIBOR Breakage Fee with respect to this Note shall become due and payable in the same manner as though Borrower had exercised such right of prepayment. Notwithstanding the foregoing, the amount of the LIBOR Breakage Fee shall never be less than zero or greater than is permitted by applicable Law. Lender shall provide a notice to Borrower setting forth Lender’s determination of any LIBOR Breakage Fee, which notice shall be conclusive and binding in the absence of manifest error. Lender reserves the right to provide interim calculations of such LIBOR Breakage Fee in any notice of default or notice of sale for information purposes, but the exact amount of such LIBOR Breakage Fee shall be calculated only upon the actual prepayment of the principal as described herein. The LIBOR Breakage Fee shall be included in the total indebtedness secured by the Loan Documents for all purposes, including in connection with a foreclosure sale. Lender may include the amount of the LIBOR Breakage Fee in any credit bid Lender may make at a foreclosure sale. Lender shall have no obligation to purchase, sell and/or match funds in connection with the funding or maintaining of the Loan or any portion thereof. The obligations of Borrower under this Section shall survive any termination of the Loan Documents and payment of this Note and shall not be waived by any delay by Lender in seeking such compensation.

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Section 5          Late Charges. If Borrower shall fail to make any payment under the terms of this Note (other than the payment due at maturity) within ten (10) days after the date that such payment is due, Borrower shall pay to Lender on demand late charges (the “Late Charges”) equal to four percent (4%) of the amount of such payment. Such ten (10) day period shall not be construed as in any way extending the due date of any payment. The Late Charges are imposed for the purpose of defraying the expenses of Lender incident to handling such delinquent payment. The Late Charges shall be in addition to, and not in lieu of, any other amount that Lender may be entitled to receive or action that Lender may be authorized to take as a result of such late payment.

Section 6          Certain Provisions Regarding Payments. All payments made under this Note shall be applied, to the extent thereof, to Late Charges, to accrued but unpaid interest, to unpaid principal, and to any other sums due and unpaid to Lender under and in accordance with the Loan Documents, and following the occurrence of and during the continuance of an Event of Default in such manner and order as Lender may elect in its sole discretion, any instructions from Borrower or anyone else to the contrary notwithstanding. Remittances shall be made without offset, demand, counterclaim, deduction, or recoupment (each of which, other than a mandatory or compulsory counterclaim, is hereby waived) and shall be accepted subject to the condition that any check or draft may be handled for collection in accordance with the practice of the collecting bank or banks. Acceptance by Lender of any payment in an amount less than the amount then due on any Indebtedness shall be deemed an acceptance on account only, notwithstanding any notation on or accompanying such partial payment to the contrary, and shall not in any way (a) waive or excuse the existence of an Event of Default (as hereinafter defined), (b) waive, impair or extinguish any right or remedy available to Lender hereunder or under the other Loan Documents, or (c) waive the requirement of punctual payment and performance or constitute a novation in any respect. Payments received after 2:00 p.m. Eastern Standard Time shall be deemed to be received on, and shall be posted as of, the following Business Day. Whenever any payment under this Note or any other Loan Document falls due on a day which is not a Business Day, such payment may be made on the next succeeding Business Day.

Section 7          Cross Default. An Event of Default under this Note shall be and constitute an Event of Default under any Interest Rate Agreement executed relating to this Note and any instruments of security therefor in which the Borrower is liable and of which the Lender is the holder. A default under any Interest Rate Agreement executed relating to this Note and any instrument of security therefor in which the Borrower is liable and the Lender is the holder shall constitute a default under this Note and the instruments of security therefor.

Section 8         Events of Default. The occurrence of any one or more of the following shall constitute an “Event of Default” under this Note:

(a)          Borrower fails to pay when and as due and payable any amounts payable by Borrower to Lender under the terms of this Note and such amount remains unpaid for ten (10) days after the due date, except that there shall be no grace period for amounts due on the Maturity Date.

(b)          Any covenant, agreement or condition in this Note is not fully and timely performed, observed or kept, and which remains uncured for thirty (30) days or more following receipt of written notice to Borrower from Lender specifying with particularity such event of nonmonetary default (or, if such nonmonetary default cannot be reasonably cured within the thirty (30) day period, if Borrower does not commence to cure such nonmonetary default within such thirty (30) day period or thereafter fails to diligently and continuously proceed to cure such nonmonetary default).

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(c)          An Event of Default (as therein defined) occurs under any of the Loan Documents other than this Note (subject to any applicable grace or cure period provided in such Loan Documents).

Section 9         Remedies. Upon the occurrence of an Event of Default, Lender may at any time thereafter exercise any one or more of the following rights, powers and remedies:

(a)          Lender may accelerate the Maturity Date and declare the unpaid principal balance and accrued but unpaid interest on this Note, and all other amounts payable hereunder and under the other Loan Documents, at once due and payable, and upon such declaration the same shall at once be due and payable.

(b)          The Lender may set off the amount due against any and all accounts, credits, money, securities or other property now or hereafter on deposit with, held by or in the possession of the Lender to the credit or for the account of Borrower, without notice to or the consent of Borrower.

(c)          Lender may exercise any of its other rights, powers and remedies under the Loan Documents or at law or in equity.

Section 10        Remedies Cumulative. All of the rights and remedies of Lender under this Note and the other Loan Documents are cumulative of each other and of any and all other rights at law or in equity, and the exercise by Lender of any one or more of such rights and remedies shall not preclude the simultaneous or later exercise by Lender of any or all such other rights and remedies. No single or partial exercise of any right or remedy shall exhaust it or preclude any other or further exercise thereof, and every right and remedy may be exercised at any time and from time to time. No failure by Lender to exercise, or delay in exercising, any right or remedy shall operate as a waiver of such right or remedy or as a waiver of any Event of Default.

Section 11      Costs and Expenses of Enforcement. Borrower agrees to pay to Lender on demand all costs and expenses incurred by Lender in seeking to collect this Note or to enforce any of Lender’s rights and remedies under the Loan Documents, including court costs and reasonable attorneys’ fees and expenses, whether or not suit is filed hereon, or whether in connection with bankruptcy, insolvency or appeal.

Section 12      Service of Process. Borrower hereby consents to process being served in any suit, action, or proceeding instituted in connection with this Note by the mailing of a copy thereof by certified mail, postage prepaid, return receipt requested, to Borrower at its address for notice set forth in the Loan Agreement or at a subsequent address of which Lender received actual notice from Borrower in accordance with the notice section of the Loan Agreement. Borrower irrevocably agrees that such service shall be deemed to be service of process upon Borrower in any such suit, action, or proceeding. Nothing in this Note shall affect the right of Lender to serve process in any manner otherwise permitted by law and nothing in this Note will limit the right of Lender otherwise to bring proceedings against Borrower in the courts of any jurisdiction or jurisdictions, subject to any provision or agreement for dispute resolution set forth in this Note.

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Section 13       Heirs, Successors and Assigns. The terms of this Note and of the other Loan Documents shall bind and inure to the benefit of the successors and assigns of the parties. The foregoing sentence shall not be construed to permit Borrower to assign the Loan except as otherwise permitted under the Loan Documents.

Section 14       General Provisions. Time is of the essence with respect to Borrower’s obligations under this Note. If more than one person or entity executes this Note as Borrower, all of said parties shall be jointly and severally liable for payment of the Indebtedness evidenced hereby. Borrower and each party executing this Note as Borrower hereby severally (a) waive demand, presentment for payment, notice of dishonor and of nonpayment, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notices (except any notices which are specifically required by this Note or any other Loan Document), filing of suit and diligence in collecting this Note or enforcing any of the security herefor; (b) agree to any substitution, subordination, exchange or release of any such security or the release of any party primarily or secondarily liable hereon; (c) agree that Lender shall not be required first to institute suit or exhaust its remedies hereon against Borrower or others liable or to become liable hereon or to perfect or enforce its rights against them or any security herefor; (d) consent to any extensions or postponements of time of payment of this Note for any period or periods of time and to any partial payments, before or after maturity, and to any other indulgences with respect hereto, without notice thereof to any of them; (e) submit (and waive all rights to object) to non-exclusive personal jurisdiction of any state or federal court sitting in the state and county in which payment of this Note is to be made for the enforcement of any and all obligations under this Note and the other Loan Documents; (f) waive the benefit of all homestead and similar exemptions as to this Note; (g) agree that their liability under this Note shall not be affected or impaired by any determination that any title, security interest or lien taken by Lender to secure this Note is invalid or unperfected; and (h) hereby subordinate to the Loan (as defined in the Loan Agreement) and the Loan Documents any and all rights against Borrower and any security for the payment of this Note, whether by subrogation, agreement or otherwise, until this Note is paid in full. A determination that any provision of this Note is unenforceable or invalid shall not affect the enforceability or validity of any other provision and the determination that the application of any provision of this Note to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances. This Note may not be amended except in a writing specifically intended for such purpose and executed by the party against whom enforcement of the amendment is sought. Captions and headings in this Note are for convenience only and shall be disregarded in construing it. This Note and its validity, enforcement and interpretation shall be governed by the laws of the Commonwealth of Massachusetts (without regard to any principles of conflicts of laws) and applicable United States federal law. Whenever a time of day is referred to herein, unless otherwise specified such time shall be the local time of the place where payment of this Note is to be made. Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Loan Agreement. The words “include” and “including” shall be interpreted as if followed by the words “without limitation.”

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Section 15       Notices. Any notice, request, or demand to or upon Borrower or Lender shall be deemed to have been properly given or made when delivered in accordance with the terms of the Loan Agreement regarding notices.

Section 16        No Usury. It is expressly stipulated and agreed to be the intent of Borrower and Lender at all times to comply with applicable state law or applicable United States federal law (to the extent that it permits Lender to contract for, charge, take, reserve, or receive a greater amount of interest than under state law) and that this Section shall control every other covenant and agreement in this Note and the other Loan Documents. If applicable state or federal law should at any time be judicially interpreted so as to render usurious any amount called for under this Note or under any of the other Loan Documents, or contracted for, charged, taken, reserved, or received with respect to the Loan, or if Lender’s exercise of the option to accelerate the Maturity Date, or if any prepayment by Borrower results in Borrower having paid any interest in excess of that permitted by applicable law, then it is Lender’s express intent that all excess amounts theretofore collected by Lender shall be credited on the principal balance of this Note and all other Indebtedness secured by the Loan Documents, and the provisions of this Note and the other Loan Documents shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new documents, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid or agreed to be paid to Lender for the use or forbearance of the Loan shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the maximum lawful rate from time to time in effect and applicable to the Loan (the “Maximum Rate”) for so long as the Loan is outstanding.

Section 17       Forum. Borrower hereby irrevocably submits generally and unconditionally for itself and in respect of its property to the jurisdiction of any state court or any United States federal court sitting in the Commonwealth of Massachusetts over any Dispute (as defined in the Loan Agreement). Borrower hereby irrevocably waives, to the fullest extent permitted by Law, any objection that Borrower may now or hereafter have to the laying of venue in any such court and any claim that any such court is an inconvenient forum. Borrower hereby agrees and consents that, in addition to any methods of service of process provided for under applicable law, all service of process in any such suit, action or proceeding in any state court or any United States federal court sitting in the Commonwealth of Massachusetts may be made by certified or registered mail, return receipt requested, directed to Borrower at its address for notice set forth in the Loan Agreement, or at a subsequent address of which Lender received actual notice from Borrower in accordance with the notice section of the Loan Agreement, and service so made shall be complete five (5) days after the same shall have been so mailed. Nothing herein shall affect the right of Lender to serve process in any manner permitted by Law or limit the right of Lender to bring proceedings against Borrower in any other court or jurisdiction.

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Section 18        WAIVER OF JURY TRIAL. BORROWER AND LENDER WAIVE TRIAL BY JURY IN RESPECT OF ANY SUCH “DISPUTE” AND ANY ACTION ON SUCH “DISPUTE.” THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY BORROWER AND LENDER, AND BORROWER AND LENDER HEREBY REPRESENT THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY PERSON OR ENTITY TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THE LOAN DOCUMENTS. BORROWER AND LENDER ARE EACH HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER OF JURY TRIAL. BORROWER FURTHER REPRESENTS AND WARRANTS THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS NOTE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.

[EXECUTION APPEARS ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, Borrower has duly executed this Promissory Note as an instrument under seal as of the date set forth above.

BR-TBR WHETSTONE OWNER, LLC, a Delaware limited liability company

By:	/s/ Jordan Ruddy
Jordan Ruddy, Authorized Signatory

[Signature Page to Promissory Note (Whetstone Apartments)]